Exhibit 10.12

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

J. George Mikelsons (“Mikelsons”) and ATA Holdings Corp. (“ATA Holdings”), together with ATA Holdings’ subsidiaries ATA Airlines, Inc. (“ATA Airlines”), Ambassadair Travel Club, Inc., ATA Leisure Corp., Amber Travel, Inc., American Trans Air Execujet, Inc., ATA Cargo, Inc., and C8 Airlines, Inc. (collectively, ATA Airlines and the other subsidiaries of ATA Holdings identified above shall be referred to as the “ATA Subsidiaries” and ATA Holdings and the ATA Subsidiaries collectively shall be referred to as the “ATA Group”), hereby execute this Non-Competition and Confidentiality Agreement (“Agreement”), and enter into this Agreement effective as of the 31st of August, 2005.

In consideration of Mikelsons’ prior employment by the ATA Group and additional good and valuable consideration hereunder, Mikelsons and the ATA Group agree as follows:

1.             Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

a.             “Business” shall mean collectively the sale or provision of air carrier services certificated by the Federal Aviation Association or United States Department of Transportation, non-military charter and air taxi services, military charter services to the United States’ military, cargo services, travel agency services, travel club services, wet leasing or any other businesses conducted by any member of the ATA Group as such business of each member of the ATA Group existed at any time prior to or exists upon the Commencement Date of this Agreement.

b.             “Commencement Date” shall mean September 1, 2005.

c.             “Confidential Information” shall mean any proprietary, confidential or competitively-sensitive information and materials which are the property of or relate to the ATA Group or the Business of any member of the ATA Group. Confidential Information shall include without limitation all information and materials, whether or not reduced to writing or other tangible medium of expression, created by, provided to or otherwise disclosed to Mikelsons in connection with Mikelsons’ employment with any member of the ATA Group or continued interim service as the non-executive Chairman of the Board of ATA Holdings Corp. (excepting only information and materials already known by the general public), including without limitation (i) trade secrets, (ii) the names and addresses of any member of the ATA Group’s past, present or prospective customers or business contacts, and all information relating to such customers or business contacts, regardless of whether such information was supplied or produced by any member of the ATA Group or such customers or business contacts; (iii) the terms of employment between any member of the ATA Group and its employees; (iv) proprietary information regarding or with respect to any member of the ATA Group’s services, products, prices, pricing methods, fees, costs, processes, training materials, financing sources, marketing plans or techniques, business plans, operational strategies and tactical plans; and (v) the financial condition and operating results of any member of the ATA Group.

d.             “Expiration Date” shall mean August 31, 2008.

e.             “Non-Compete Payments” shall mean the annual aggregate gross sum of $200,000, payable in each of the final two years of the Non-Compete Term (as defined herein). The parties agree and acknowledge that for the first twelve (12) months of the Non-Compete Term, Mikelsons shall receive certain severance payments from the ATA Group under that certain Severance Agreement dated August 31, 2005 between Mikelsons and each member of the ATA Group respectively (the “Severance Agreement”) and that such severance payments are additional consideration to Mikelsons for the agreements, covenants, obligations and restrictions under this Agreement.

f.              “Non-Compete Term” shall mean that thirty-six (36) month period beginning on the Commencement Date and extending through and ending on the Expiration Date.

g.             “Territory” shall mean (i) the geographic area of the continental United States plus the State of Hawaii plus any geographic area within a 100 mile radius of any destination in the world to which any member of the ATA Group has flown commercial airline passengers at any time prior to the Commencement Date; (ii) the geographic area of the continental United States plus the State of Hawaii plus any geographic area within a 50 mile radius of any destination in the world to which any member of the ATA Group has flown executive charter passengers within one year prior to the Commencement Date; (iii) the geographic area of the continental United States plus the State of Hawaii plus any geographic area within a 100 mile radius of any destination in the world to which any member of the ATA Group has flown United States’ military charters at any time prior to the Commencement Date; and (iv) any additional geographic areas in which any member of the ATA Group sold or solicited or marketed the sale of any aspect of its Business within one year prior to the Commencement Date. The parties acknowledge and agree that the Business of the ATA Group collectively is generally located at least within the Territory, extends throughout the Territory and is not limited to any particular region of the Territory.

2.             Authority. ATA Holdings and each member of the ATA Subsidiaries, respectively, is the subject of a case under chapter 11 of the United States Bankruptcy Code pending in the United States Bankruptcy Court, Southern District of Indiana, Indianapolis Division (the “Bankruptcy Court”), jointly administered under case number 04-19866 (collectively, the “Bankruptcy Cases;” individually, a “Bankruptcy Case”). The parties agree and acknowledge that (i) this Agreement is being entered into pursuant to an Order of the Bankruptcy Court dated August 25, 2005, approving generally the terms of this Agreement (the “Order”); and (ii) the counsel for the Official Committee of Unsecured Creditors appointed in the chapter 11 cases of the ATA Group, shall have the right to review the terms hereof to confirm that such terms are consistent with the Order.

3.             Acknowledgments. Mikelsons acknowledges and agrees that in connection with Mikelsons’ employment with the members of the ATA Group, respectively, Mikelsons (a) directed, developed, received, participated and engaged in all proprietary information involving, concerning or relating to the Business, (b) established business relationships or had contact with the customers, prospective customers, regulatory agencies, airport authorities and others who do business with the ATA Group, and/or (c) had access to, generated or otherwise came into contact with or become aware of Confidential Information, including without limitation, Confidential Information concerning the operations of each member of the ATA Group, including the requirements, habits and/or preferences of the regulatory agencies, airport authorities and customers of each member of the ATA Group. Mikelsons therefore acknowledges and agrees to the restrictions set forth in Sections 4, 6 and 7 of this Agreement are reasonably necessary to protect the legitimate business interests of the members of the ATA Group

4.            Use; Confidentiality. Mikelsons acknowledges and agrees that Confidential Information is the property of the ATA Group and its customers, and that Mikelsons has no ownership rights in Confidential Information. Mikelsons (a) shall not directly or indirectly disclose, use or exploit any Confidential Information for Mikelsons’ own benefit or for the benefit of any person or entity, other than the ATA Group at any and all times up to and through the Expiration Date; and (b) shall hold Confidential Information in trust and confidence, and use all reasonable means to assure that it is not directly or indirectly disclosed to or copied by unauthorized persons or used in an unauthorized manner, at any and all times up to and through the Expiration Date.

5.            Disclosure; Assistance. To the extent that Mikelsons created or developed any Confidential Information during the course of Mikelsons’ employment with the ATA Group, Mikelsons agrees and acknowledges such Confidential Information is the sole and exclusive property of the ATA Group.

6.            Non-Competition. Mikelsons agrees commencing on the Commencement Date and up to and through the Expiration Date, to be subject to the following restrictions on competition:

a.             During the Non-Compete Term, Mikelsons (on Mikelsons’ own behalf or that of any other person or entity) shall not directly or indirectly own, manage, operate, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant), or use or permit Mikelsons’ name to be used in, any business (including the sale of any product or service) which directly or indirectly competes with any Business of the ATA Group.

b.             During the Non-Compete Term, Mikelsons (on Mikelsons’ own behalf or that of any other person or entity) shall not within the Territory directly or indirectly own, manage, operate, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant), or use or permit Mikelsons’ name to be used in, any business (including the sale of any product or service) which directly or indirectly competes with any Business of the ATA Group.

c.              During the Non-Compete Term, Mikelsons (on Mikelsons’ own behalf or that of any other person or entity) shall not directly or indirectly own, manage, operate, control,

invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant), or use or permit Mikelsons’ name to be used in, any business (including the sale of any product or service) which directly or indirectly competes with any FAA or DOT certificated air carrier operations, non-military charter and air taxi operations, military charter services to the United States’ military, cargo services, travel agency services, travel club services, wet leasing or any other businesses conducted by any member of the ATA Group, as such exist on the Commencement Date or existed within twenty-four (24) months prior to the Commencement Date.

d.              During the Non-Compete Term, Mikelsons (on Mikelsons’ own behalf or that of any other person or entity) shall not directly or indirectly own, manage, operate, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant), or use or permit Mikelsons’ name to be used in, any business (including the sale of any product or service) which competes with directly or indirectly any charter or commercial air carrier routes flown by any member of the ATA Group as such exist on the Commencement Date or existed within twenty-four (24) months prior to the Commencement Date.

e.            Notwithstanding the provisions of Sections 6a, 6b, 6c and 6d hereof, each member of the ATA Group agrees that at all times during the Non-Compete Term, Mikelsons shall be permitted to directly or indirectly own, manage, operate, control, invest in, lend to, acquire an interest in, or otherwise engage or participate in (whether as an employee, independent contractor, consultant, partner, shareholder, joint venturer, investor, or any other type of participant), or use or permit Mikelsons’ name to be used in connection with any certificated non-military charter or air taxi service that exclusively flies aircraft each of which holds no more than eighteen (18) passengers.

7.            Non-Solicitation. During the Non-Compete Term, Mikelsons (on Mikelsons’ own behalf or that of any other person or entity) shall not directly or indirectly solicit, induce or influence any customer of any member of the ATA Group, any employee of any member of the ATA Group or any other person or entity who has an actual or prospective business or employment relationship with any member of the ATA Group to discontinue, reduce, reject or otherwise change in any manner adverse to the interests of the ATA Group the nature or extent of such relationship with the ATA Group.

8.            Non-Compete Payments. The Non-Compete Payments shall be paid quarterly to Mikelsons beginning September 1, 2006 and on each December 1, March 1, June 1 and September 1 thereafter until paid in full. All Non-Compete Payments shall be paid as a credit against the JGM Obligations (as defined below). The Non-Compete Payments shall be deemed fully earned in the event of Mikelsons’ death during the Non-Compete Term, with any remaining Non-Compete Payments owed to him to be applied to the JGM Obligations. Mikelsons acknowledges and affirms that (i) he is indebted to one or more members of the ATA Group, as affirmed in that certain letter agreement dated as of October 26, 2004 (the “JGM Debt Agreement”), in the initial principal amount of Six Hundred Fifty-three Thousand Two Hundred

Twenty-five Dollars and Nine Cents($653,225.09) (the “JGM Obligations”), and (ii) nothing herein shall alter the repayment terms or obligations of Mikelsons with respect to the JGM Obligations, except as contemplated by the payment of the Non-Compete Payments as credits to be applied to the JGM Obligations. The ATA Group represents and agrees that all payments under the JGM Debt Agreement have been made as agreed prior to the date of this Agreement and that, as of July 31, 2005, the outstanding principal balance of the JGM Obligations is Six Hundred Twelve Thousand Two Hundred Twenty-five Dollars and No Cents ($612,285). Each member of the ATA Group, respectively, expressly agrees and acknowledges that the obligations of each member of the ATA Group under this Agreement shall in no way depend on the continued existence, operation or solvency of any other member of the ATA Group.

9.            Breach of Agreement and Remedies. Mikelsons acknowledges and agrees that Mikelsons’ actual or threatened breach of this Agreement will cause or threaten irreparable injury to the ATA Group that cannot adequately be measured in money damages. The ATA Group shall therefore be entitled to obtain injunctive relief with respect to any such actual or threatened breach by Mikelsons in addition to and not in lieu of any other available remedies. Mikelsons shall also pay any and all costs, damages and other expenses, including without limitation all attorneys’ fees, witness fees and other legal expenses which are incurred by the ATA Group in enforcing this Agreement

10.          Entire Agreement. Except for the Severance Agreement, this Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter of this Agreement. It may be modified only by the agreement of the parties hereto memorialized in writing and executed by each of them.

11.          Other Agreements. Mikelsons represents and warrants to the ATA Group that Mikelsons’ agreements herein do not breach, violate, interfere with or otherwise conflict with any oral or written agreement between Mikelsons and any other person or entity, including without limitation non-competition and/or non-disclosure provisions in any such agreement. Mikelsons shall indemnify, defend and hold harmless the ATA Group and all of its officers, directors, shareholders, employees and agents against any and all claims, damages, losses and expenses (including without limitation attorneys’ fees) incurred by the ATA Group in connection with Mikelsons’ breach of this representation and warranty.

12.          Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby and said illegal, unenforceable or invalid part, term or provision shall be deemed not to be a part of this Agreement. Should any particular confidentiality covenant, provision or clause of this Agreement be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographic area and/or scope of activity covered by any confidentiality covenant, provision or clause, Mikelsons and each member of the ATA Group acknowledge and agree that such covenant, provision or clause shall automatically be deemed modified such that the contested covenant, provision or clause will have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and/or enforceable under applicable law.

13.          Amendment; Waiver; Successors. This Agreement may not be modified, amended or waived in any manner except by a written document executed by the ATA Group and Mikelsons, with the approval of the Bankruptcy Court to the extent required. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by such party of a provision of this Agreement. This Agreement and the covenants herein shall extend to and inure to the benefit of and shall be binding upon the legal representatives, heirs, successors and assigns of Mikelsons and the legal representatives, successors and assigns of the ATA Group. Further, the parties agree that this Agreement shall be incorporated into, and assumed as part of, any plan of reorganization confirmed in any of the pending chapter 11 cases of the members of the ATA Group.

14.          Governing Law and Forum. Mikelsons acknowledges and agrees that the State of Indiana has a substantial connection with this Agreement. This Agreement shall therefore be governed by and construed according to the internal laws of the State of Indiana, without regard to conflict of law principles. The parties further agree that any disputes arising under this Agreement and/or any action brought to enforce this Agreement may be brought in a state court of competent jurisdiction in Marion County, Indiana, or in the federal court for the Southern District of Indiana, and the parties consent to personal jurisdiction of such courts and waive any defense of forum non-conveniens.

ATA Holdings Corp
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

ATA Airlines, Inc.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

Ambassadair Travel Club, Inc.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

ATA Leisure Corp.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

Amber Travel, Inc.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

American Trans Air Execujet, Inc.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

ATA Cargo, Inc.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

C8 Airlines, Inc.
By:	/s/ Brian T. Hunt	,	General Counsel	(Title)
Dated: August 31, 2005

By:	/s/ J. George Mikelsons
J. George Mikelsons
Date: August 31, 2005